    As filed with the Securities and Exchange Commission on November 6, 1997.

                                                    Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                        Under the Securities Act of 1933

                                   SEEC, INC.
             (Exact name of registrant as specified in its charter)

        Pennsylvania                                        55-0686906
 (State of other jurisdiction                          (I.R.S. Employer of
incorporation or organization)                          Identification No.)

        5001 Baum Boulevard
          Pittsburgh, PA                                     15213
      (Address of Principal                                (zip code)
        Executive Offices)

                       SEEC, INC. 1997 STOCK OPTION PLAN
                              (Full Title of Plan)

                             ---------------------

                                 Ravindra Koka
                     President and Chief Executive Officer
                                   SEEC, Inc.
                              5001 Baum Boulevard
                              Pittsburgh, PA 15213
                    (Name and address of agent for service)

                                 (412) 682-4991
          (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
Title of                       Proposed          Proposed
securities        Amount       maximum           maximum            Amount of
to be             to be        offering price    aggregate          registration
registered        registered   per share(1)      offering price(1)  fee(1)
----------        ----------   --------------    -----------------  ------------
Common Stock       650,000(2)      $23.25           $15,112,500       $4,580.00
$.01 par value


(1) Estimated solely for the purpose of calculating the registration fee:
Calculated pursuant to Rule 457(c) based upon the market value per share of SEEC, Inc. Common Stock as of November 4, 1997.

(2) There are also being registered hereunder such number of additional shares of Common Stock which may become available for purchase in accordance with the provisions of the Plan in the event of any change in the outstanding shares of SEEC, Inc., including a stock dividend or stock split.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by SEEC, Inc. ("SEEC" or the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

                           1. SEEC's Annual Report on Form 10-K for the fiscal
                  year ended March 31, 1997.

                           2. SEEC's Quarterly Report on Form 10-Q for the
                  three-month period ended June 30, 1997.

                           3. SEEC's definitive Proxy Statement filed with the
                  Commission pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), in connection with the Annual Meeting of Shareholders of SEEC held on August 8, 1997.

                           4. The description of SEEC's Common Stock, par value
                  $0.01 per share (the "Common Stock"), contained in Form S-1, Registration Statement No. 333-14027.

                  The financial statements incorporated in this Registration Statement by reference to SEEC's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, have been so incorporated in reliance on the report of BDO Seidman, LLP, independent certified public accountants, given on the authority of said firm as experts in accounting and auditing.

                  All documents subsequently filed by SEEC with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part thereof from the date of filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  The class of securities to be offered under the Registration Statement is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  The legality of the securities offered hereby will be passed upon by Cohen & Grigsby, P.C., Pittsburgh, Pennsylvania, counsel to SEEC.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The effect of charter, by-law, statutory and other provisions whereby the directors and officers of SEEC may be insured or indemnified against liability as officers and directors are set out below:

                  Sections 1741 through 1750 of Subchapter D, Chapter 17, of the Pennsylvania Business Corporation Law of 1988 (the "BCL") contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

                  Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding if the appropriate standards of conduct are met.

                  Section 1742 provides for indemnification in derivative actions except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

                  Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

                  Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

                  Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17D of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding that office.

                  Section 1747 also grants to a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him or her in his or her capacity as officer or director, whether or not the corporation would have the power to indemnify him or her against the liability under Subchapter 17D of the BCL.

                  Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17D of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

                  Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17D of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

                  Reference is made to Article VII of the Company's Amended and Restated Bylaws, which provide in general for the indemnification of the Company's officers and directors to the fullest extent authorized by law.

                  Section 1713 of Subchapter B, Chapter 17, of the BCL permits a corporation to provide in its bylaws that, subject to certain exceptions, a director shall not be personally liable, as such, for monetary damages for any action taken, unless the director has breached or failed to perform the duties of his office under Subchapter B and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. Article 7 of the Company's Amended and Restated Articles of Incorporation and Section 3.10 of the Company's Amended and Restated Bylaws provide in general that to the fullest extent that the laws of the Commonwealth of Pennsylvania, as amended, permit elimination or limitation of the liability of directors, a director of the Company shall not be personally liable for monetary damages for any action taken or for failure to take any action as a director.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  4.1 SEEC, Inc. 1997 Stock Option Plan (incorporated by reference from the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997).

                  5.1 Opinion of Cohen & Grigsby, P.C. regarding legality of the securities being registered.

                  23.1  Consent of BDO Seidman, LLP.

                  23.2 Consent of Cohen & Grigsby, P.C., included in opinion filed as Exhibit 5.1.


ITEM 9.           UNDERTAKINGS.

(a)               Rule 415 Offering undertaking:

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference undertaking:

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)               Filing of Registration Statement on Form S-8 undertaking:

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 4, 1997.

                                        SEEC, INC.

                                        By /S/RAVINDRA KOKA
                                          --------------------------
                                           Ravindra Koka
                                           President and
                                           Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                 TITLE

/S/RAJ REDDY
----------------------
Raj Reddy                   Chairman and Director              November 4, 1997

/S/RAVINDRA KOKA
----------------------
Ravindra Koka               President, Chief Executive
                            Officer and Director
                            (Principal Executive Officer)      November 4, 1997

/S/RICHARD GOLDBACH
----------------------
Richard Goldbach            Chief Financial Officer
                            (Principal Financial and
                             Accounting Officer)               November 4, 1997

/S/JOHN D. GODFREY
----------------------
John D. Godfrey             Vice President and Director        November 4, 1997

/S/STANLEY A. YOUNG
----------------------
Stanley A. Young            Director                           November 4, 1997

/S/RADHA RAMASWAMI BASU
----------------------
Radha Ramaswami Basu        Director                           November 4, 1997

/S/ABRAHAM OSTROVSKY
----------------------
Abraham Ostrovsky           Director                           November 4, 1997

                                 EXHIBIT INDEX

                                                                                   Sequential
                                                                                   Page No.
 4.1    SEEC, Inc. 1997 Stock Option Plan (incorporated by reference to the
        Registrant's Annual Report on Form 10-K for the fiscal year ended
        March 31, 1997).....................................................

 5.1    Opinion of Cohen & Grigsby, P.C. regarding
        legality of the securities being registered.........................

 23.1   Consent of BDO Seidman, LLP.........................................

 23.2   Consent of Cohen & Grigsby, P.C., included in
        opinion filed as Exhibit 5.1........................................